EXHIBIT 10.17

BUNDLED SOFTWARE LICENSE

AGREEMENT

BY

AND

BETWEEN

HEWLETT-PACKARD COMPANY

AND

INTERVIDEO INC.

DATED

FEBRUARY 25, 2000

CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the

Securities and Exchange Commission pursuant to a request for confidential treatment.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

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SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (this “Agreement”) is made as of February 17, 2000 by and between HEWLETT-PACKARD COMPANY, a Delaware Corporation and its Subsidiaries, divisions and affiliates (“HP”), and Intervideo, a California corporation (“Licensor”).

The parties hereby agree as follows:

1.    Definitions.

1.1    “Program” means Licensor’s software program(s) listed and described in Exhibit A hereto, including all Enhancements and localized versions thereto as further set forth below.

1.2    “Enhancements” mean all bug fixes, error corrections, updates, modifications, new features, new functionalities, upgrades or versions of the Program or Documentation.

1.3    “Documentation” means the manuals and other documentation that Licensor ordinarily makes available with a Program and any other documentation and information regarding the Program which HP reasonably requests for evaluation and use of the Program as contemplated herein, including those items listed and described in Exhibit A hereto.

1.4    “Complete Copy” of a Program includes (i) a master copy of the Program in object code form (as specified on Exhibit A hereto) on the media described on Exhibit A that satisfies all functional specifications set forth in the Documentation, and (ii) all Documentation and technical manuals for the Program in the form(s) and on the media described in Exhibit A.

1.5    “HP Product(s)” means any HP product, in all its supported configurations and with all associated peripherals.

1.6 “Subsidiaries” will mean an entity controlled by or under common control with a party to this Agreement, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

2.    Delivery And Acceptance.

2.1    Delivery.    Licensor agrees to deliver to HP a Complete Copy of each Program listed in Exhibit A upon execution of this Agreement.

2.2    Acceptance.    HP will have [*] from the date of receipt of a Complete Copy of the Program to evaluate the Program for conformity with specifications, and either accept, return for rework, or reject the Program. HP will be entitled to test and evaluate any Program by whatever means it deems appropriate consistent with Licensor’s rights in the Program, and Licensor hereby grants to HP any licenses necessary for HP to perform its evaluation. Such licenses will include the right of HP to use third party subcontractors to achieve the foregoing. If HP returns a Program for rework, Licensor agrees to correct the listed defects and resubmit the Program for re-evaluation under the same acceptance procedure. In the event HP rejects a Program, it will give Licensor written notice of rejection stating the reasons for its unacceptability, and this Agreement will terminate with respect to that Program. No payment will be payable to Licensor unless the Program has been accepted by HP in writing or HP fails to reject the Program within such [*] period.

2.3    Enhancements.    Licensor agrees to deliver to HP a Complete Copy of any Enhancement within five (5) days of its release to manufacturing by Licensor. HP will have the right to test and evaluate the Enhancement under the acceptance procedure described above.

3.    Rights Granted And Restrictions.

3.1    License to the Program.    Licensor hereby grants to HP, under Licensor’s intellectual property rights a non-exclusive, worldwide license to use, reproduce, display, distribute, import and disclose the Program in object code format for use in conjunction with an HP Product. Such use limitation will not apply in the case of Enhancements for distribution to customers for support and maintenance purposes. Such license may include the right of HP to sublicense distributors, resellers, and other third parties for the limited purpose of distribution of the Program in object code format.

3.2    License to the Documentation.    Licensor hereby grants to HP, under Licensor’s intellectual property rights, a non-exclusive, worldwide license to use, reproduce, display, translate, import, disclose, distribute, modify and prepare derivative works or compilations of: (a) the Documentation; and (b) modifications, derivative works and compilations based upon the Documentation for use with a Program. These rights are exercisable in any medium. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing. The right to modify and prepare derivative works and compilations is granted solely for the purposes of combining Documentation of more than one program, condensing Documentation, and formatting and preparing Documentation for user accessibility.

3.3    License to Photograph (Marketing Materials).    Licensor hereby grants to HP, under Licensor’s intellectual property rights, a non-exclusive, worldwide license to capture visual images of the Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display, perform, distribute, import and modify such photographs and modifications and images solely in connection with HP’s marketing and support of the Program and training with respect to the Program. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing.

3.4    Restrictions.    HP will not disassemble, decompile, reverse engineer or otherwise modify any Program without written authorization from Licensor, except as necessary to ascertain interfaces or as permitted by law.

3.5    Localized Versions.    The licenses granted hereunder with respect to the Program and associated Documentation will include all localized versions thereof available from Licensor. Upon the reasonable request of HP, Licensor agrees to localize the Program for additional countries upon a schedule to be agreed upon in good faith by the parties.

3.6    Trademarks.    Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, “Marks”) of the other party. Notwithstanding the foregoing, Licensor acknowledges that HP may use Licensor’s name and the name of the Program in the course of marketing and distributing such Program as bundled with the HP Product.

3.7    Ownership.    Subject to the rights and licenses granted to HP hereunder, Licensor retains all right, title and interest in the Programs and Documentation, including all copyrights.

3.8    Copyright Notices.    HP agrees that it will not remove any copyright notices, proprietary markings, trademarks or tradenames of Licensor from the Program or Documentation. Licensor and HP agree that a second HP copyright notice in HP’s standard copyright notice form may be added to any authorized HP modification to the Documentation.

3.9    Software License Terms.    HP will be entitled to use its then current standard form software license terms for marketing and licensing the Programs under this Agreement reasonably acceptable to Intervideo.

4.    Program Maintenance And Support.

4.1    Maintenance and Support.

4.1.1	Licensor agrees to provide HP and its customers with ongoing maintenance and support for the Program as set forth in Exhibits C1 and C2 hereto. [*].

4.2.1	Notwithstanding any termination of this Agreement, Licensor agrees to maintain and support the Program distributed by HP for at least [*] after such Program is last made available to HP for distribution hereunder.

4.2    Technical Assistance and Training.    Licensor agrees to provide to HP such technical assistance and training to HP personnel as may be reasonably requested in order for HP to use, copy and distribute the Program as contemplated herein.

4.3    New HP Products.    The parties intend that during the term of this Agreement, the Program will be compatible with future releases and revisions of the HP Products, including new or revised versions of the operating systems for the HP Products, provided that such new HP Products support the Program. Upon request by HP, Licensor agrees to use its best efforts to provide

HP, at no additional charge, with the Program adapted for use with such new HP Products within ninety (90) days after notification from HP, provided that HP makes available to Licensor such hardware and software reasonably necessary for Licensor to develop and qualify such adapted Program.

4.4    HP Proposed Enhancements.    HP may from time to time request significant functionality enhancements to a Program. If Licensor, in its sole and absolute discretion, agrees to develop any such enhancements, the parties will enter into a mutually agreeable written enhancement proposal setting forth the terms and conditions of the development of such enhancements, which may provide for additional payments by HP to Licensor. [*]. Prior to commencing work, Licensor will provide HP with a written estimate of the total fee for the proposed enhancement and the final fee will not exceed the estimate by more than fifteen percent (15%) unless mutually agreed to by HP and Licensor in writing.

4.5    Escrow Agreement.    At HP’s request, Licensor agrees to enter into a source code, escrow agreement, substantially in the form attached hereto as Exhibit E, with HP and an independent escrow agent as may be mutually agreed upon. HP and Licensor agree to share equally in the escrow fees payable to maintain such escrow account.

5.    Payment.

5.1    Payment.    HP agrees to pay Licensor according to Exhibit B.

5.2    Audit.    Upon fifteen (15) days prior written notice to HP, Licensor may, at its own expense, appoint a nationally recognized independent auditor, to whom HP has no reasonable objection, to audit and examine such records at HP’s offices during normal business hours, solely for the purpose of confirming the accuracy of [*] hereunder. Such audit may be made no more often than once every twelve (12) calendar month period. In the event that an audit reveals an overpayment by HP, Licensor agrees to promptly refund or credit HP for such overpaid amount. In the event that such audit reveals an underpayment by HP, HP agrees to promptly pay Licensor the amount of such underpayment. This right of audit will be subject to Licensor’s auditor executing HP’s standard Confidential Disclosure Agreement.

5.3    [*].    Licensor warrants that the [*] hereunder by HP are [*] that correspond to the Program under this Agreement, and Licensor agrees to [*], commencing effectively on the date it so [*].

5.4    Taxes.    Licensor will be solely responsible for taxes on amounts paid to Licensor by HP under this Agreement, including all state and local use, sales, withholding, property (ad valorem) and similar taxes.

6.    Warranties, Disclaimers, And Limits On Liability.

6.1    Licensor warrants that:

(i)    The Program and any Enhancements thereto shall perform, operate, and function substantially in accordance with Licensor’s Documentation for the Program and Enhancements and any HP specifications or requirements pursuant to this Agreement as shown in Exhibit A.

(ii)    It has the right to grant the licenses granted to HP in this Agreement.

(iii)    It has not made and will not make any commitments to any third party inconsistent with or in derogation of the rights and licenses granted to HP and that it is free of any obligation that would prevent it from entering into this Agreement.

(iv)    The Program, Documentation, and any Enhancements thereto and/or their use and distribution will not infringe any copyright, trade secret, trademark or any other proprietary rights of any third party.

6.2    THE WARRANTIES STATED HEREIN ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, AND UNLESS OTHERWISE EXPRESSLY STATED HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.3    Licensor shall have no obligation to defend, indemnify or hold HP harmless under this Agreement with respect to any claim, suit, loss or damage arising from or incidental to any alleged or actual infringement or misappropriation of an intellectual property right involving the MPEG2 video rights claimed by MPEG LA (the MPEG Licensing Authority), or any other entity, the video and/or audio rights claimed by Lucent Technologies, the audio rights claimed by Philips, Thomson Multimedia or Fraunhofer-Gesellschaft, or the DVD Patent Licenses claimed by Matsushita, Hitachi, Toshiba, Victor, Time Warner, Mitsubishi, Sony (“Third Party Right”), where Licensor’s use or incorporation of such Third Party Right in the Program and Enhancements thereto is reasonably necessary for the Program and Enhancements to be in conformity with generally recognized industry standards for DVD. However, the limited exception provided by this paragraph 6.3 to Licensor’s infringement indemnity obligations of paragraph 6.4 below shall be effective only so long as Licensor, at its own cost, provides HP with:

(i)    Copies of all relevant documents pertaining to the design and performance of the Program, Documentation and any Enhancements thereto that would be reasonably necessary for HP to defend against any claim or allegation of infringement or misappropriation of any Third Party Right in the Program, Documentation and any Enhancements thereto or to negotiate a settlement of such claim or allegation; and

(ii) reasonable access to, and assistance by, Licensor’s technical personnel in order for HP to defend against any such claim or allegation or to negotiate a settlement of any such claim or allegation.

6.4    Licensor shall indemnify, defend and hold HP (and its officers and employees) harmless under this Agreement with respect to any claims by third parties that the Program, Documentation and any Enhancements thereto infringe any patent, copyright, trade secret, trademark, or any other proprietary rights, except as set forth is Section 6.3. Upon HP’s request, Licensor shall assume and thereafter have control of any suit involving such claim and any settlement negotiations involving a monetary payment. Licensor shall promptly pay any such settlement or final judgment entered against HP. If a court determines that the Program, Documentation, any Enhancement thereto, or any part thereof, infringes any patent, copyright, trade secret, trademark or other right covered by the indemnity, and the sale or use of the Program, Documentation and any Enhancements thereto, or any part thereof, is, as a result, enjoined, then Licensor may, at its option and expense (but in addition to its obligations above): (i) procure for HP the right under such patent, copyright, trade secret, trademark or other right to sell or use as appropriate, the Program, Documentation, Enhancements, or parts thereof, (ii) replace the Program, Documentation, Enhancements or such parts thereof, with other suitable, functionally equivalent and non-infringing product or parts; or (iii) suitably modify the Program, Documentation, Enhancements or parts thereof. In any event, Licensor shall reimburse HP (and/or its officers and employees, as the case may be) for any damages, expenses, and for any reasonable and necessary costs incurred via such injunction and any substitution and/or replacement.

7.    EXCEPT FOR PARAGRAPH 6.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, OR ANY OTHER THEORY OF LEGAL LIABILITY.

8.    Term And Termination.

8.1    Term.    Unless otherwise terminated earlier under this Section 8, this Agreement will commence as of the date first set forth above, and will continue for one (1) year thereafter. This Agreement will renew automatically for additional one (1) year periods unless written notice is given by one party to the other as to its intention not to renew this Agreement at least sixty (60) days prior to the end of the initial or any subsequent term.

8.2    Termination for Breach.    Either party may terminate this Agreement by written notice to the other party if the other party breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after written notice thereof is received by the breaching party.

8.3    Effect of Termination.    Notwithstanding any termination of this Agreement, all licenses granted to end users for use of the Program will survive.

8.4    Survival.    Notwithstanding any termination of this Agreement, the provisions of this Agreement regarding support, warranty, indemnification, limitation of liability, confidentiality, effect of termination and the miscellaneous provisions will survive.

9.    Confidential Information.

9.1    Confidential Information.    During the term of this Agreement, either party may receive or have access to technical information, including without limitation source code, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential and which is marked as confidential at the time of disclosure or which, if disclosed orally, is identified as confidential at the time of disclosure and is followed within thirty (30) days of disclosure with a written memorandum so stating to the receiving party’s Designated Recipient for Notice (“Confidential Information”). Confidential Information will be used by only those employees of the receiving party who have a need to know such information for purposes related to this Agreement.

9.2    Protection of Confidential Information.    The receiving party will protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information for a period of three (3) years from the date of disclosure, unless otherwise provided in this Agreement. The foregoing restriction will not apply to any information which is (i) already known by the receiving party prior to disclosure, (ii) independently developed by the receiving party prior to or independent of the disclosure, (iii) publicly available, (iv) rightfully received from a third party without a duty of confidentiality, (v) disclosed under operation of law, or (vi) disclosed by the receiving party with the disclosing party’s prior written approval.

10.    Miscellaneous Clauses.

10.1    Notices.    All notices to be given under this Agreement must be in writing addressed to the receiving party’s designated recipient specified in Exhibit D. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

10.2    Exhibits.    Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

10.3    Independent Contractors.    The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

10.4    The parties agree to conduct a periodic TQRDCE performance evaluation This evaluation will provide a performance score in (Technology, Quality, Responsiveness, Delivery, Cost and Environmental) to facilitate the communication and process improvement between the parties.

10.5    Assignment.    Neither this Agreement nor any part hereof may be assigned by either party without the other party’s prior written consent, and any attempted assignment is void. Any merger, reorganization, transfer of substantially all assets of a party, or other change in control or ownership will be considered an assignment for the purposes of this Agreement.

10.6    No Waiver.    The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

10.7    Export Control.    The parties agree to comply with all applicable United States laws and regulations which may govern the export of Program abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

10.8    Definition Of Days.    All references in this Agreement to “days” will, unless otherwise specified herein, mean calendar days.

10.9    Headings.    The Section headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

10.10    No Publication.    Neither party may publicize or disclose to any third party, without the written consent of the other party, the terms of this Agreement. Without limiting the generality of the foregoing sentence, no press releases may be made without the mutual written consent of each party.

10.11    Severability.    If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties’ original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

10.12    Non-Restrictive Relationship.    Nothing in this Agreement will be construed to preclude HP from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as those software packages provided by Licensor.

10.13    Entire Agreement.    This Agreement comprises the entire understanding between the parties with respect to its subject matters and supersedes any previous communications, representations, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

10.14    Governing Law.    This Agreement will be governed in all respects by the laws of California without reference to any choice of laws provisions.

10.15    Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original.

Agreed:

HEWLETT-PACKARD COMPANY		LICENSOR

By:	/s/ Larry Wuerz	By:	/s/ Steve Ro

Print Name:	Larry Wuerz	Print Name:	Steve Ro

Title	HPD MFG MGR	Title	CEO

Exhibits:

Exhibit A	—	Description of Program and Documentation
	—	Form and Media of Program and Documentation
Exhibit B	—	Pricing
Exhibit C1	—	Maintenance and Support
Exhibit C2	—	Maintenance and Support for HP Pavilion PC
Exhibit D	—	Relationship and Account Managers
	—	Designated Recipient for Notice
Exhibit E	—	Escrow Agreement

EXHIBIT A

LICENSED PROGRAM

DESCRIPTION OF PROGRAM AND DOCUMENTATION

Program:

A.	WinDVDTM

Software is personal computer application software object code including modules for MPEG-2 video decode, Dolby Digital MPEG audio decode, an audio/video synchronization engine, a DVD Navigator, Copy Protection Software, and a Graphical User Interface. Version delivered is to be used as a software bundle with Licensee’s hardware products.

B.	Technical Specifications:

1.	Video Decoding Support

A.	Input Supported

–[*]

–[*]

B.	Video Output Supported

–[*]

–[*]

C.	VGA Output Requirements For Licensee System

–[*]

–[*]

–[*]

D.	Licensee System Requirements

–[*]

2.	Audio Decoding Support

A.	Dolby Digital AC-3

Input

–[*]

–[*]

–[*]

Output

–[*]

–[*]

–[*]

B.	MPEG-1 Audio

–[*]

3.	Decoder Licensed Software Configuration

–[*]

–[*]

–[*]

–[*]

–[*]

–[*]

4.	Navigation

–[*].

5.	Graphical User Interface

A.	Playback Control
	–Fast Forward	–Volume Control
	–Fast Backward	–Select drive
	–Next Chapter	–Eject
	–Previous Chapter	–Repeat
	–Stop	–Smooth Slow Motion
	–Pause	–Smooth Fast Forward
	–Help	–Play
	–Time Line Search	–Brightness Control
	–Keypad Input	–Title/Chapter Loop

B.	Navigator Functions

–Audio language selection

–Parental control

–Viewing angle selection

–Subtitle selection

–Select Titles/Menus

–Title

–Root

–Audio

–Subtitle

–Menu

–Chapter

6.	Copy Protection (Navigator use only)

A.	Regionalization

–[*]

B.	Decryption

–[*]

C.	Macrovision Requirements

–[*]

Documentation: [*].

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

Program Form/Media

Deliverables:

1.	[*].
2.	[*].
3.	[*].

•        [*].

•        [*].

•        [*].

4.	[*].
5.	[*].
6.	[*].
7.	[*].
8.	[*].

Installation requirements for DVD player:

1.	[*].

2.	[*].
3.	[*].

Documentation Form/Media: HPD requires that both the media and the documentation is localized in the following languages:

USA English	French Canadian	France French
Norwegian	Spain Spanish	Dutch (Holland)
Traditional Chinese	Simplified Chinese	German
Japanese	Korean	Swedish

WinDVD Localizations. WinDVD is currently available in the following 24 languages:

I	English
II	French
III	Spanish
IV	Italian
V	German
VI	Dutch
VII	Danish
VIII	Finnish
IX	Swedish
X	Brazilian Portuguese
XI	French Canadian
XII	Norwegian
XIII	Traditional Chinese
XIV	Japanese
XV	Simplified Chinese
XVI	Korean
XVII	Turkish
XVIII	Arabic
XIX	Russian
XX	Slovakian
XXI	Thai
XXII	Polish
XXIII	Hungarian
XXIV	Czechoslovakian

Summer 2000 refresh cycle

Licensor agrees to deliver localized versions in UK English and Latin America Spanish for HP Pavilion Desktop PC refresh build on April 1, 2000.

EXHIBIT B

Pricing

[*]

[*] will accrue upon internal use or distribution of any copy of the Program for use with an HP Pavilion Desktop (“HPD”) PC to an end user. All accrued [*] will be paid by HPD to Licensor within [*]. [*] will be accompanied by a report stating the number of copies of the Program distributed in the [*], and the calculation for the [*]. The [*] metric below defines the [*].

DVD only

Units Shipped per [*]	[*]	[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]

VCD only

($[*], any quantity. This includes MPEG1 [and MP3] playback)

DVD with VCD

Units Shipped per [*]	[*]	[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]
[*]	$[*]	$[*]

Dolby (included, at $[*] for 2-channel downmix and S/PDIF output

$[*] would be added for 4 channel and $[*] for 6-channel output.

3D audio (if applicable) (Not included, approximately $[*]-$[*] MPEG (if applicable)

(No MPEG IP [*] are included)

Revenue

Licensor and HPD agree to [*] generated from NetFlix bounty generated from Web link button located on front of the product interface.

EXHIBIT C-1

MAINTENANCE AND SUPPORT

Licensor will provide at a minimum the following maintenance and support with respect to the Programs:

A.	Take appropriate corrective action on any defect report it receives in accordance with the schedule below and provide HP with the necessary data or software to allow HP to distribute the solution to end users. Error classification is determined by HP.

B.	Maintain a telephone number (510) 651-0888 X309 and technician to receive calls from 9:00 a.m. to 6:00 p.m. Pacific Standard Time concerning problems and questions, including receiving calls from HP customers forwarded by HP Pavilion Desktop (“HPD”) Product Support line.

C.	Provide prompt notification and assistance in the event Licensor determines a problem exists.

D.	Provide evolutionary enhancements and updates, including instructions for implementation. Work with HPD to communicate developments and product support capability Pavilion PC configuration(s).

E.	Provide a designated, knowledgeable support contact for providing technical support, which may be changed by written notice.

F.	HPD will require that InterVideo supply its product in the following languages. HPD will from time to time request additional languages and InterVideo will use industry standard effort to respond to such requests for localization.

USA English	Korean	French Canadian
Norwegian	France French	Swedish
German	Dutch (Holland)	Spain Spanish
Japanese	Traditional Chinese	Simplified Chinese

In order to provide adequate maintenance and support to HPD and HPD’s customers, Licensor agrees to maintain at its site the HP Pavilion Desktop PC model(s) to reproduce and resolve Program problems occurring on the HP Pavilion Desktop PC. Licensor agrees to provide the above maintenance and support to the relevant HP personnel as may be designated from time to time.

In the event that HPD desires to make available maintenance and support of the Programs directly to its customers, Licensor agrees to negotiate in good faith with HPD to achieve the foregoing, whether by providing source code rights to HP, back-up support, or other arrangements as may be agreed upon.

EXHIBIT C-2

MAINTENANCE AND SUPPORT FOR HP PAVILION PC

1.	GENERAL TERMS

1.1.	Scope. Licensor will provide maintenance and support services to HPD as specified in these Support Terms to allow the parties to provide effective service to end user customers of the Programs (“Customers”). Unless otherwise agreed, HPD will serve as the primary support contact with Customers and as liaison between Customers and Licensor, when required, with respect to the coordination of support. The obligations of each party are specified below.

1.2.	Definitions. The following capitalized terms will have these meanings when used in these Support Terms:

1.2.1.	“Action Plan” means the initial plan to be created and implemented by Licensor in response to an HPD Problem Resolution or Escalation request. At a minimum, the Action Plan must contain the following:

a.	Problem Statement;
b.	List of all key HPD, Licensor and Customer contacts and their managers;
c.	Actions to be taken;
d.	Purpose and desired result for each action;
e.	Expected completion time; and
f.	Contingencies or alternatives if desired results are not achieved.

1.2.2.	“Escalation” is the process described in Article 4 below through which HPD declares that a Customer situation requires immediate action. Under thus process, the nature and severity of the problem is raised in each party’s organization and additional resources are allocated as specified in these Support Terms toward solving the problem.

1.2.3.	“Extended Coverage” means availability to perform support services outside of Standard Coverage, including maintaining a resource available through a pager number for HPD to use in the event such services are required.

1.2.4.

“Fix” means a change in a Program that removes a problem in that product. A Fix must be designed and tested so that it can be distributed to all Customers. A Fix may be temporary or permanent. A temporary Fix may be a patch or bug fix that temporarily modifies a Program or any software in the product without rebuilding that product. A permanent Fix provides a permanent solution to the problem, agreed upon by both HPD and the Licensor.

1.2.5.	“Parts” means replacement parts, components, consumables or other products that are provided by Licensor to repair Programs or as additions to Programs.

1.2.6.	“Problem Resolution” is the process described in Article 3 below through which HPD submits a Service Request to notify Licensor when a problem (such as a fault or defect) is suspected in a Program. Under this process, HPD confirms the problem diagnosis with Licensor, and the parties cooperate to resolve the problem to the Customer’s satisfaction.

1.2.7.	“Service Request” means a request for corrective action on a problem suspected in a Program or a problem that HPD, after analysis, is not able to correct satisfactorily through Technical Assistance.

1.2.8.	“Support Information” means Program Service Information and a Knowledge Data Base of known problems related to Licensor’s support of Programs as further described in Appendix III to these Support Terms.

1.2.9.	“Standard Coverage” means availability to perform the services described in these Support Terms Monday through Friday, excluding Licensor’s local national holidays, from 9:00 a.m. to 6:00 p.m. in the Licensor’s time zone.

1.2.10.	“Status Update” means Licensor’s summary of the problem, describing the possible cause and the incremental work to be performed to reach resolution, including the Action Plan and the availability date of a Fix.

1.2.11.	“Technical Assistance” is the process described in Article 2 below through which HPD obtains assistance from Licensor in the support of Customers. Technical Assistance includes the exchange of information, such as product configuration, product operation, or other necessary answers or assistance to support questions.

1.2.12.	“Tracking System” means an electronic database to be maintained by the parties for updating and communicating information pertaining to Service Requests, Technical Assistance, Problem Resolution and Escalation. The particular type of Tracking System will be mutually determined, as more particularly described in Section 1.7 below.

1.2.13.	“Workaround” means a temporary solution or temporary Fix that restores operational capability for the Program, without severely compromising the performance of that product, until a permanent Fix is available. A Workaround can be a change in the configuration or a change in Customer documentation.

1.3.	General Obligations. Each party agrees to the following general terms:

1.3.1.	For each Program, Licensor will develop a product support plan incorporating HPD’s support planning processes and support recommendations.

1.3.2.	Unless expressly authorized under these Support Terms, neither party will commit resources of the other to Customers.

1.3.3.	Both parties will provide such information to each other as is needed to implement these Support Terms, subject to the confidentiality and licensing provisions of this Agreement. Unless otherwise specified, all such information will be used by the other party solely for its internal use to fulfill its obligations under these Support Terms.

1.3.4.	When either party makes changes to its support policies and procedures that may affect its ability to support Customers or the other party under these terms, the party making the changes will inform the other party’s Strategic Support Contact listed in Appendix I of such changes in accordance with the procedures described in these Support Terms.

1.3.5.	Nothing in these Support Terms permits either party to represent itself as certified or authorized by the other party to maintain or repair the other party’s products. However, nothing in these Support Terms prohibits either party from independently supporting the other party’s products; provided that each party acknowledges that, except as expressly granted hereunder or in the OEM Agreement, no licenses are granted to the other to use that party’s confidential technical information or other intellectual property.

1.4.	Strategic And Technical Support Contacts. Licensor and HPD have each designated in Appendix I a Strategic Support Contact and a Technical Support Contact. The Strategic Support Contacts will be the focal points for general relationship and process issues and will be responsible for managing the overall relationship of the parties. The Technical Support Contacts will be the focal points for Customer technical issues, including Technical Assistance, Problem Resolution and Escalation. Technical and Strategic Support Contacts may be changed at any time upon written notice to the other party.

1.5.	Status Review Meetings. Licensor and HPD Strategic Support Contacts or their designees will meet on a regular basis for the purpose of reviewing the effectiveness of their support relationship, suggesting changes, implementing improvements and sharing technical information. Meetings will take place at least [quarterly] in the first year of the Agreement, and at least annually thereafter.

1.6.	Communications Between Parties. Any support-related communications required or permitted to be given under these Support Terms will be made by telephone or by electronic mail (“e-mail”) to the appropriate contact, provided that any e-mail messages must conform to the HPD standard terms and conditions.

1.7.	Problem Tracking System. The parties agree to implement and maintain a problem tracking database (the “Tracking System”) for inputting, accessing and updating information on Service Requests, Technical Assistance, Problem Resolution and Escalation. The particular requirements for maintaining this Tracking System for each type of support are described. in the Articles below. The Tracking System may be maintained by Licensor at its site with HPD permitted read-only access at no cost. Alternatively, HPD may designate a specific HPD Tracking System for use by HPD and Licensor to maintain and track required information. If an HPD Tracking System is used, Licensor will have electronic access to information at no cost, subject to HPD standard access and confidentiality requirements.

1.8.	Response Times. Licensor agrees to respond to HPD requests for Technical Assistance, Problem Resolution and Escalation as soon as possible after receipt of the request, but in no event later than the response times specified in Appendix II to these Support Terms, in accordance with the problem classification listings in that Appendix.

2.	TECHNICAL ASSISTANCE

2.1.	HPD Request For Technical Assistance.

2.1.1.	When making a request for Technical Assistance, HPD will provide the following information to Licensor: (a) description of the situation; (b) the HPD assigned call classification identification number; and (c) the call back phone number if different from the Technical Support Contact phone number listed above.

2.1.2.	When HPD requests Technical Assistance during Standard Coverage hours, the Licensor’s Technical Support Contact must be available on the telephone number established by the Licensor for HPD.

2.1.3.	Technical Assistance to HPD during Extended Coverage hours will be made, when possible, by prior arrangement.

2.1.4.	Licensor will take all necessary steps to resolve the Technical Assistance request and provide HP with the resolution and all available information as soon as it is available but no later than the response times specified in Appendix II.

2.2.	Technical Assistance Records.

2.2.1.	Licensor will keep a record of all Technical Assistance requests in the Tracking System and update their current status. As soon as possible after final resolution, Licensor will input a detailed description of the Technical Assistance request and resolution in the Tracking System.

2.2.2.	Technical Assistance records will include, at a minimum, the following information:

a.	HPD call identification number and Licensor call tracking number.
b.	Time and date of initial call.
c.	Names of call participants.
d.	Times and dates of subsequent calls to Customer or HPD.
e.	Model, version and serial number of Programs involved.
f.	Steps taken to diagnose and remedy the problem.
g.	Any Action Plan required for follow-up or resolution.
h.	Date and time of resolution.

2.3.	Closing Technical Assistance Request. After a Technical Assistance request is resolved and the resolution information is communicated to HPD and documented in the Tracking System, HPD will contact Licensor to close the request.

3.	PROBLEM RESOLUTION

3.1.	Requesting Problem Resolution Service.

3.1.1.	HPD will receive defect reports, inquiries and problem calls about Programs from HPD’s Customers. If HPD is unable to resolve a problem after Technical Assistance and after reasonable efforts, HPD may provide Licensor with a Service Request.

3.1.2.	When making a Service Request, HPD will provide the following information in addition to the information required when requesting Technical Assistance listed in Section 2.2.2 above:

a.	HPD Service Request number.
b.	Problem description.
c.	Description of diagnostic work performed and data collected by HPD.

d.	Action being; requested (e.g. remedying or assisting in isolating the fault).
e.	Problem classification pursuant to the definitions in Appendix II.

3.2.	Problem Resolution Process.

3.2.1.	After Licensor receives a Service Request, it will acknowledge receipt and then confirm HPD’s diagnosis of the problem, including reproducing the problem at Licensor’s facility. Licensor will take appropriate corrective action on the Service Request to resolve the problem as soon as possible, but in no event later than the response times specified in Appendix II, according to the classification of the problem.

3.2.2.	In the event that neither HPD nor Licensor is able to isolate and resolve a Critical or Serious situation, HPD will require Licensor to provide any necessary diagnostic tools for troubleshoot the problem.

3.2.3.	Licensor will provide an Action Plan within the response times listed in Appendix II, based on HPD’s classification of the problem. An Action Plan may require Licensor to: (a) reprioritize its other activities in order to meet the commitment to solve a Customer problem; (b) increase resources to address the problem.

3.2.4.	Licensor will notify HPD upon resolution of the problem or upon the availability of a Fix or Workaround. If a permanent resolution cannot be achieved within the response times specified in Appendix II, Licensor will notify HPD of any modification to the original Action Plan and the anticipated availability of a permanent problem resolution. However, any permanent resolution outside the response times specified in Appendix II must be approved by HPD.

3.2.5.	Licensor will enter in the Tracking System all Status Updates, Action Plans and other communications requested by HPD’s Technical Support Contact. Licensor will provide Status Updates to HPD at least every two (2) days or upon request until resolution of the Service Request. Licensor may request additional information from the HPD Technical Support Contact in order to meet the response times specified in Appendix II.

3.3.	Problem Resolution Records.

3.3.1.	Licensor will keep records of all Service Requests in the Tracking System and update their current status. Licensor will also be responsible for accessing, reviewing, and updating defect information related to the Programs.

3.3.2.	Bug tracking data base will include, at a minimum, the information listed below:

a.	Bug number
b.	Build number
c.	Synopsis
d.	Steps to duplicate
e.	Severity
f.	Priority
g.	Configuration

3.4.	Closing Problem Resolution Request.

3.4.1.	Licensor will contact HPD within one hour following resolution to notify HPD that the problem has been resolved and that full resolution information is documented in the Tracking System.

3.4.2.	After problem resolution has been communicated to HPD and verified by agreement of HPD and the Customer, HPD will notify Licensor that HPD is closing the Problem Resolution and Service Request.

4.	ESCALATION

4.1.	Requesting An Escalation.

4.1.1.	If HPD determines that additional attention and extra resources from the Licensor are needed to resolve a Customer situation or to assist an HPD engineer on-site, HPD may request an Escalation. Licensor will cooperate with HPD by following the Escalation procedures set forth below.

4.1.2.	When requesting Escalation, in addition to the information required under Problem Resolution in Section 3.1.2 above, HPD will provide:

a.	Caller’s location.
b.	Any currently installed Fixes or Workarounds.
c.	Reason for escalation.
d.	Steps taken to resolve problem.
e.	Any Service Requests issued with respect to the problem.

4.2.

Response To Escalations.    Licensor will continue to cooperate with HPD until the Escalation is resolved in a manner satisfactory to HPD, or until HPD and Licensor mutually agree that all reasonable means of resolution have been exhausted. Licensor will respond to an Escalation from HPD twenty-four (24) hours per day, seven (7)

days per week when the situation is judged by HPD as being critical, in accordance with the response times specified in Appendix II.

4.3.	Escalation Process. During Standard Coverage hours, HPD’s Technical Support Contact may contact Licensor’s Technical Support Contact to request Escalation. To initiate an Escalation during Extended Coverage hours, HPD will call the Licensor’s pager number. HPD will follow-up by e-mail with any additional information available at the time. Licensor will have primary responsibility to resolve the Escalation. If Service Requests are produced as a result of the Escalation, the procedure defined above for Problem Resolution must be followed.

4.4.	Escalation Records.

4.4.1.	Licensor will keep a record of all Escalation requests in the Tracking System and update their current status.

4.4.2.	Escalation records will include, at a minimum, the items listed in Section 3.3.2 above along with the following information:

a.	Time and date of initial call for Escalation.
b.	Names of individuals participating in the call.
c.	Times and dates of subsequent calls to Customer or HPD.
d.	Steps taken to diagnose and remedy the problem.
e.	Any Action Plan required for follow-up or resolution.
f.	Date and time of final resolution.

4.5.	Escalation Supervisor.

4.5.1.	Once Escalation has been requested, each party will designate an Escalation Supervisor, in addition to the identified Technical Support Contact, who will perform the duties listed below. Each party will provide its Escalation Supervisor’s telephone number and e-mail address to the other party’s Technical Support Contact within 30 minutes of an Escalation Request. Once designated, these individuals will establish and maintain direct contact with their counterparts as needed or as requested by either Technical Support Contact until the Escalation is downgraded.

4.5.2.	Escalation Supervisors will have the following responsibilities:

a.	Supervise escalation communications between HPD and Licensor.
b.	Assign additional R&D resources for escalated problem support.
c.	Provide Status Updates and establish other follow-up procedures.
d.	Review Action Plans.
e.	Ensure prompt response to escalated problem.

4.5.3.	If, at any time during Escalation, HPD reasonably believes the problem is not being handled to the Customer’s satisfaction or the Licensor is not responding adequately to requests for assistance, the respective Escalation Supervisor will be notified. The Escalation Supervisors will then work together to resolve the issue.

4.6.	The Role Of Technical Support Contact During Escalations. The Licensor’s Technical Support Contact, will prepare an Action Plan as quickly as possible but not to exceed four hours after initial request for Escalation. This Action Plan may be modified by mutual agreement of the parties or by HPD in its sole discretion, if a modification is deemed necessary by HPD to manage the Escalation.

4.7.	Monitor Phase. A Monitor Phase may be implemented by HPD to evaluate the situation over a period of time to verify that the problem has been resolved to HPD’s satisfaction. The Monitor Phase starts after a resolution is provided to HPD. When the problem has been resolved to the HPD’s satisfaction, the Monitor Phase is terminated and the Escalation is closed by HPD. Both HPD and Licensor will coordinate monitoring activities. HPD will determine the length of the Monitor Phase.

4.8.	Closing An Escalation. When HPD and the Customer agree that the problem has been resolved satisfactorily or the situation no longer requires Escalation, the Escalation will be closed by HPD at the end of the Monitor Phase. The Tracking System will then be updated as necessary by Licensor to record the results of the Monitor Phase, including any actions taken, results of those actions, likelihood of problem reoccurrence and recommended future actions.

5.	LICENSOR SUPPORT INFORMATION

5.1.	Support Information. Licensor will provide to HPD, at no cost, the Support Information listed in Appendix III. HPD may use, copy and distribute this information as needed to assist HPD with its support of Customers.

5.2.	Delivery Of Information. Licensor will provide to HPD its most current version of the Support Information on an on-going basis as soon as the information is available. Licensor will provide these documents in a hard copy and electronic format that is mutually agreeable. Licensor will send these documents to the identified HPD Technical Support Contact and Strategic Contact through the mail system, and, if possible, through e-mail. HPD may review these documents and request that additional information be included in order to support the Programs. Licensor will add the requested additional information in these documents within two weeks after such request is made by HPD.

5.3.	Product Changes. Licensor will notify HPD of any enhancements, modifications or other changes in any Program that may affect HPD’s ability to support that Program. In addition, Licensor will supply to HPD at no charge a reasonable number of copies of documentation or other materials associated with any such change to a Program.

6.	DIAGNOSTIC TOOLS, PARTS AND UPGRADES

6.1.	Diagnostic Tools. Licensor will provide HPD [*] with appropriate troubleshooting techniques, methodologies, procedures, and diagnostic tools to assist HPD in support of the Programs and to enable HPD engineers to isolate problems. Licensor grants HPD the right to use, copy, sublicense and distribute these tools and procedures to assist HPD with its support of Customers.

6.2.	Repairs and Upgrades. Licensor will make available to HPD, [*], all Fixes necessary for the repair or upgrade of Programs. Licensor will ensure that all Fixes shipped for Program repair or upgrade will be at the current revision level. HPD will not be responsible for returning any defective or replaced Parts to Licensor.

APPENDIX I

STRATEGIC AND TECHNICAL SUPPORT CONTACTS

The following persons are designated to serve as Strategic Support Contacts:

Licensor:	HPD:
Name: Chris Grell	Name: Ti La
Address: 47350 Fremont Blvd.	Address: 10500 RidgeView Court
Fremont, CA 94538	Cupertino, CA 95014
cgrell@intervideo.com	Ti_La@HP.COM

Phone: 510 651-0888X306	Phone: 408 343-5373
Fax: 510 651-8808	Fax:

The following persons are designated as Technical Support Contacts:

Licensor: David Silva	Name: Tony Ma/Rich Coronilla
Address: 47350 Fremont Blvd.	Address: 10500 RidgeView Court
Fremont, CA 94538	Cupertino, CA 95014
dsilva@intervideo. com	Tony_Ma@HP.COM

Phone: 510 651-0888 X303	Phone: 408 343-5251/343-5360
Fax: 510 651-8808	Fax: 408 343-6530

APPENDIX II

RESPONSE TIMES

HPD Call/Problem Classification	Acknowledge Problem receipt, Engineer assigned	Initial Action Plan/Status Update	Fix, or Workaround to HP	Permanent Fix or long term Action for a permanent Fix
Escalation	[*]	[*]	[*]	80% fixed within [*] 20% working towards completion

Critical	[*]	[*]	[*]	[*]

Serious	[*]	[*]	[*]	[*]

Medium	[*]	[*]	[*]	[*]

Low	[*]	[*]	[*]	[*]

Note: Hours refer to clock hours and days refer to calendar days.

Classification of Problem Situation

Escalation:	Product situation requiring immediate action by HP and Licensor. This situation is defined by HP and can only be declared to Licensor by HP after HP standard support escalation procedure.

Critical:	Emergency situation in which the Program is not usable, produces incorrect results, loses information or data, or fails catastrophically in response to internal errors, user errors or incorrect input files.

Serious:	Detrimental or serious situation in which there is a severe impact on use or performance of the Program. A Serious situation may occur when, for example, a Program experiences one or more inoperable commands or functions that degrades its usability.

Medium:	Inconvenient situation in which the Program is usable but does not provide a function in the most convenient or expeditious manner, but use of the Program suffers little or no significant impact.

Low:	Noticeable situation in which the use of the Program is affected in some way that is correctable by a temporary documentation change or Workaround to be permanently corrected in the next scheduled release.

APPENDIX III

SUPPORT INFORMATION

A.	Program Service Information.

1.	Descriptions of Workarounds and Fixes produced for a particular Program.
2.	Descriptions of the features and functionality of each Program, including external specifications if any.
3.	Descriptions of new, modified, or enhanced Program features and functionalities between the current and the previous Program versions.
4.	List of minimum software and hardware configuration requirements prior to installing the Programs on applicable HP Pavilion PC platforms.
5.	List of minimum Program configurations required to use the Programs.
6.	Information, if any, regarding interactions between Programs and other customer equipment that may affect the Program performance and usage.
7.	Performance reports and performance tuning information.
8.	Program tutorials, technical notes and data sheets.

B.	Knowledge Database.

1.	Description of outstanding Program problems listed by Program version.
2.	Descriptions of the technical procedures to identify the status of problems with any Program.
3.	Descriptions of the technical background required to support the Programs.
4.	List of information resources that the Licensor’s Technical Support Contact uses to support the Programs.
5.	The average number of support calls per month the Licensor receives from its own customers.
6.	Approximate percentage break down of these support calls into the following categories:
-	Initial installation/configuration/reconfiguration and administration
-	Program usage, functionalities and performance tuning
-	Program troubleshooting
-	Program assistance

EXHIBIT D

ACCOUNT/RELATIONSHIP MANAGERS

HP	LICENSOR

Rose Serio	Joe Monastiero
10500 Ridgeview Court	47350 Fremont Blvd.
Cupertino, CA 95014	Fremont, CA 94538

Tel: 408 343-5767	Tel: 510 651-0888 X301
Fax: 408 343-5492	Fax: 510 651-8808

DESIGNATED RECIPIENT FOR NOTICE

HP	LICENSOR

Janis Bernardo	Joe Monastiero
10500 Ridgeview Court	47350 Fremont Blvd.
Cupertino, CA 95014	Fremont, CA 94538

Tel: 408 343-5413	Tel: 510 651-0888 X301
Fax: 408 343-5492	Fax: 510 651-8808

EXHIBIT E

ESCROW AGREEMENT

SAFE ESCROW AGREEMENT

Account Number [*]

This Agreement is effective January 7, 2000 between DSI Technology Escrow Services, Inc. (“DSI”) and InterVideo, Inc. (“Depositor”), who collectively may be referred to in this Agreement as “the parties” and who are more fully identified in the Exhibit A.

A.    Depositor desires to establish, an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

B.    Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

ARTICLE 1 — DEPOSITS

1.1    Obligation to Make Deposit.    Upon the signing of this Agreement, Depositor shall deliver to DSI the proprietary technology and other materials (“Deposit Materials”) to be deposited under this Agreement.

1.2    Identification of Tangible Media.    Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify Depositor regarding the status of the deposit account as required in Section 3.2 below.

1.3    Deposit Inspection.    When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B.

1.4    Acceptance of Deposit.    At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor. DSI’s acceptance of the deposit occurs upon the signing of the Exhibit B by DSI.

1.5    Depositor’s Representations.    Depositor represents as follows:

a.    Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.    With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI the rights as provided in this Agreement; and

c.    The Deposit Materials are not subject to any lien or other encumbrance.

d.    The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6    Deposit Updates.    Updates to the Deposit Materials will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.5 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.7    Removal of Deposit Materials.    The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor or as otherwise provided in this Agreement.

ARTICLE 2 — SAFE BENEFICIARY ENROLLMENTS

2.1    SAFE Beneficiary Enrollments.    After DSI’s acceptance of the Deposit Materials, Depositor may enroll one or more beneficiaries under this Agreement. Depositor will execute and submit to DSI a SAFE Beneficiary Enrollment document, Exhibit C, listing each beneficiary to be enrolled as a SAFE Beneficiary under the Agreement. Upon DSI’s acceptance of an Exhibit C, DSI will issue an enrollment letter to the SAFE Beneficiary.

2.2    Other Third Parties.    DSI shall have no obligation to any other third party except SAFE Beneficiary accepted by DSI. DSI and Depositor shall have the right to modify or cancel the Agreement without the consent of any third party.

ARTICLE 3 — CONFIDENTIALITY AND RECORD KEEPING

3.1    Confidentiality.    DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose the content of this Agreement to any third party and shall not disclose, transfer, make available, or use the Deposit Materials. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify Depositor. It shall be the responsibility of Depositor to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 8.5 below for notices of requested orders.)

3.2    Status Reports.  DSI will issue to Depositor a report profiling the account history at least semi-annually. DSI may provide copies of the account history upon request.

3.3    Audit Rights.  During the term of this Agreement, Depositor shall have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 4 — GRANT OF RIGHTS TO DSI

4.1    Title to Media.  Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

4.2    Right to Make Copies.  DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit material including but not limited to the hardware and/or software needed.

ARTICLE 5 — RELEASE OF DEPOSIT

Release of Deposit Copy to a SAFE Beneficiary.  Upon receipt by DSI of written instruction directly from Depositor, Depositor’s trustee in bankruptcy, or a court of competent jurisdiction, and payment to DSI of the deposit copying and delivery fees, DSI will release a copy of the Deposit Materials to the SAFE Beneficiary identified in the instruction.

ARTICLE 6 — TERM AND TERMINATION

6.1    Term of Agreement.  The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor instructs DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 6.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

6.2    Term of SAFE Beneficiary.  Upon receipt by DSI of Depositor’s executed Exhibit C, the SAFE Beneficiary will be enrolled for an initial term of one year, unless Depositor instructs DSI to terminate the SAFE Beneficiary earlier. Subsequent enrollment terms shall renew from year-to-year unless (a) Depositor instructs DSI in writing to terminate the SAFE Beneficiary; or (b) the enrollment is terminated by DSI for nonpayment in accordance with Section 6.3.

6.3    Termination for Nonpayment.  In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to Depositor. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

6.4    Disposition of Deposit Materials Upon Termination.  Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

6.5    Survival of Terms Following Termination.  Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a.	Depositor’s Representations (Section 1.5);

b.	The obligations of confidentiality with respect to the Deposit Materials;

c.	The obligation to pay DSI any fees and expenses due;

d.	The provisions of Article 8; and

e.	Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 7 — DSI’S FEES

7.1    Fee Schedule.  DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify Depositor at least 90 days prior to any increase in fees. For any service not listed on DSI’s standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

7.2    Payment Terms.  DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 6.3. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 8 — LIABILITY AND DISPUTES

8.1    Right to Rely on Instructions.    DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of Depositor who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

8.2    Indemnification.    DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor agrees to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney’s fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

8.3    Dispute Resolution.    Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

8.4    Controlling Law.    This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

8.5    Notice of Requested Order.    If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

a.    Give DSI at least two business days’ prior notice of the hearing;

b.    Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order, and

c.    Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 9 — GENERAL PROVISIONS

9.1    Entire Agreement.    This Agreement, which includes the Exhibits described herein, embodies the entire understanding between the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by both parties hereto, except the Exhibit A need not be signed by either party.

9.2    Notices.    All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit A. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

9.3    Severability.    In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

9.4    Successors.    This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

9.5    Regulations.    Depositor is responsible for and warrants compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and reexport laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

Depositor		DSI Technology Escrow Services, Inc.

By:	InterVideo, Inc. /s/ JOE MONASTIERO	By:	/s/ DAVID A. HAYS
Name:	Joe Monastiero	Name:	David A. Hays
Title:	VP of Marketing and Sales	Title:	Contract Administrator
Date:	December 13, 1999	Date:	JAN-7 2000

EXHIBIT A

DESIGNATED CONTACT

Account Number [*]

Notices, deposit material returns and communications to Depositor should be addressed to:		Invoices to Depositor should be addressed to:

Company Name:	InterVideo, Inc.	InterVideo. Inc.
Address:	47350 Fremont Blvd	47350 Fremont Blvd
	Fremont, CA 94538	Fremont, CA 94538

Designated Contact:	Joe Monastiero	Contact:	Sherry Wang
Telephone:	510-651-0888
Facsimile:	510-651-8808	P.O.#, if required:

Requests from Depositor to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices to DSI should be addressed to:	Invoice inquiries and fee remittances to DSI should be addressed to:

DSI Contract Administration Suite 202 9265 Sky Park Court San Diego, CA 92123	DSI Accounts Receivable Suite 1450 425 California Street San Francisco, CA 94104

Telephone: (858) 499-1600 Facsimile: (858) 694-1919	(415) 398-7900 (415) 398-7914

Date: December 13, 1999

EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name: InterVideo, Inc.

Account Number: [*]

Product Name: WinDVD	Version
(Product Name will appear on Account History report) DEPOSIT MATERIAL DESCRIPTION:
Quantity	Media Type & Size	Label Description of Each Separate Item
(Please use other side if additional space is needed)
Disk 3.5” or ______

DAT tape _______ mm

X	CD-ROM	CD Labled: DVD Player 12-20-99

Data cartridge tape _____

TK 70 or ______ tape

Magnetic tape ______

Documentation

Other________________

PRODUCT DESCRIPTION:
Operating System:	Windows 95/98 NT4/2000
Hardware Platform:	Intel Architecture

DEPOSIT COPYING INFORMATION:
Is the media encrypted? Yes ☐/ No ☒ If yes, please include any passwords and the decryption tools.

Encryption tool name		Version

Hardware required

Software required

I certify for Depositor that the above described Deposit Materials have been transmitted to DSI:	DSI has inspected and accepted the above materials (any exceptions are noted above):

Signature	Signature
Print Name: Joe Monastiero	Print Name: David A. Hays, Contract Administrator
Date: December 13, 1999	Date: January 10, 2000

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123 (858) 499-1600

AMENDMENT #1 TO

THE BUNDLED SOFTWARE LICENSE AGREEMENT

DATED FEBRUARY 17, 2000

BETWEEN

HEWLETT-PACKARD COMPANY

AND

INTERVIDEO, INC.

This Amendment #1 (“Amendment #1”) to that certain Bundled Software License Agreement dated February 17, 2000, by and between Hewlett-Packard Company (“HP”) and Intervideo, Inc. (“Licensor”) is entered into by and between HP and Licensor, (collectively, the “Parties”) effective as of October 26, 2000 (“Amendment #1 Effective Date”).

A.	WHEREAS, HP and Licensor entered into a Bundled Software License Agreement dated February 17, 2000 (the “Agreement”) which sets forth the terms and conditions under which, among other things, HP may bundle certain software supplied by Licensor on certain personal computer products manufactured by HP, and,

B.	WHEREAS, HP and Licensor desire to modify and amend the Agreement as set forth in this Amendment #1 to include additional Programs offered by Licensor for bundling into HP Products and further support the business relationship between the two parties.

NOW, THEREFORE, the parties agree as follows:

1.	Addition. The “Effective Date” of the Agreement shall be designated as February 17, 2000.

2.	Addition. The attached Exhibit A-1, Licensed Program, attached hereto, is added to the Agreement and shall supercede Exhibit A to the Agreement for use and distribution of the Program from and after the Amendment #1 Effective Date.

3.	Addition. The attached Exhibit B-1, Pricing, attached hereto, is added to the Agreement and shall supercede Exhibit B to the Agreement for use and distribution of the Program from and after the Amendment #1 Effective Date.

4.	Entire Agreement. This Amendment #1, together with the Agreement, sets forth the entire agreement between the parties with respect to the matters set forth herein and supercedes all prior and contemporaneous discussions or understandings between them relating thereto. Capitalized terms used in this Amendment #1 and not defined herein shall have the meanings set forth in the Agreement. Except as otherwise expressly set forth herein, the Agreement and each and every provision thereof shall remain in full force and effect.

HEWLETT-PACKARD /s/ Larry Wuerz	INTERVIDEO, INC. /s/ Kenneth S. Boschwitz

Signature	Signature

Larry Wuerz	Kenneth S. Boschwitz
Printed Name	Printed Name

HPD MFG MGR	Vice President & General Counsel
Title	Title

EXHIBIT A-1

LICENSED PROGRAM

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 1 of 5

DESCRIPTION OF PROGRAM AND DOCUMENTATION

Program:

A.	WinDVDTM

Software is personal computer application software object code including modules for MPEG-2 video decode, Dolby Digital/MPEG audio decode, an audio/video synchronization engine, a DVD Navigator, Copy Protection Software, and a Graphical User Interface. Current version described herein is WinDVD 2.5. It is delivered to be used as a software bundle with Licensee’s hardware products. This Exhibit does not limit availability of future and enhanced versions of this WinDVD product.

B.	Technical specifications:

1.    Video Decoding Support

A.    Input Supported

—     [*]

—     [*]

B.    Video Output Supported

—     [*]

—     [*]

C.    VGA Output Requirements For Licensee System

—     [*]

—     [*]

—     [*]

D.    Licensee System Requirements

—     [*]

2.    Audio Decoding Support

A.    Dolby Digital AC-3

EXHIBIT A-1

LICENSED PROGRAM

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 2 of 5

Input

—     [*]

—     [*]

—     [*]

Output

—     [*]

—     [*]

—     [*]

B.    MPEG-1 Audio

—     [*]

C.    Digital Audio Output (S/PDIF)

D.    Support for Multi-Channel Audio Adapters

3.    Decoder Licensed Software Configuration

—     [*]

—     [*]

—     [*]

—     [*]

—     [*]

—     [*]

—     [*]

4.    Navigation

—     [*].

5.    Graphical User Interface

EXHIBIT A-1

LICENSED PROGRAM

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 3 of 5

A.	Playback Control
	– Fast Forward	– Volume Control
	– Fast Backward	– Select drive
	– Next Chapter	– Eject
	– Previous Chapter	– Repeat
	– Stop	– Smooth Slow Motion
	– Pause	– Smooth Fast Forward
	– Help	– Play
	– Time Line Search	– Brightness Control
	– Keypad Input	– Title/Chapter Loop

B.	NavigatorFunctions
– Audio language selection
– Parental control
– Viewing angle selection
– Subtitle selection
– Select Titles/Menus
– Title
– Root
– Audio
– Subtitle
– Menu
– Chapter

6.	Copy Protection (Navigator use only)

A.	Regionalization

–         [*]

B.	Decryption

–         [*]

C.	Macrovision Requirement

–         [*]

7.	Internet Access

A.	[*].

B.	[*].

EXHIBIT A-1

LICENSED PROGRAM

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 4 of 5

C.	[*].

D.	Licensor will not sell or distribute any information regarding specific HP Customers obtained through Customers use of the download and purchase mechanisms described herein.

Documentation: [*].

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

Program Form/Media

Deliverables:

1.	[*].
2.	[*].
3.	[*].
•	[*].
•	[*].
4.	[*].
5.	[*].
6.	[*].
7.	[*].
8.	[*].

Installation requirements for DVD player:

1.	[*].
2.	[*].
3.	[*].

Documentation Form/Media:    HP requires that both the media and the documentation is localized in the following languages:

USA English	French Canadian	France French
Norwegian	Spain Spanish	Dutch (Holland)
Traditional Chinese	Simplified Chinese	German
Japanese	Korean	Swedish

WinDVD Localizations.    WinDVD is currently available in the following 24 languages:

I	English
II	French
III	Spanish
IV	Italian
V	German
VI	Dutch
VII	Danish

EXHIBIT A-1

LICENSED PROGRAM

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 5 of 5

VIII	Finnish
IX	Swedish
X	Brazilian Portuguese
XI	French Canadian
XII	Norwegian
XIII	Traditional Chinese
XIV	Japanese
XV	Simplified Chinese
XVI	Korean
XVII	Turkish
XVIII	Arabic
XIX	Russian
XX	Slovakian
XXI	Thai
XXII	Polish
XXIII	Hungarian
XXIV	Czechoslovakian

EXHIBIT B-1

PRICING

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 1 of 2

Applicable Product

WinDVD, as identified and outlined in Exhibit A-l.

[*]

[*] will accrue upon internal use or distribution of any copy of the Program for use with any HP PC to an end user customer. All accrued [*] will be paid by HP to Licensor within [*]. [*] will be accompanied by a report stating the number of copies of the Program distributed in the [*], and the calculation for the [*]. The [*] matrices below define the discount points for [*]. [*]. For purposes of example, should HP Pavilion Desktop (“HPD”) distribute 700,000 copies of the Program [*] resulting in [*]. Should HPD distribute 450,000 copies of the Program, [*] resulting in [*].

DVD only

Units Shipped per	[*]
[*]
[*]	$ [*]
[*]	$ [*]
[*]	$ [*]

VCD only

($[*], any quantity. This includes MPEG1 playback)

DVD with VCD

Units Shipped per	[*]
[*]
[*]	$ [*]
[*]	$ [*]
[*]	$ [*]

Dolby (included, at $[*] for 2 channel downmix and S/PDIF output).

$[*] would be added for 4 channel and $[*]for 6 channel output.

3D audio (if applicable) (Not included, approximately $[*]-$[*] MPEG (if applicable)

(No MPEG IP [*]are included)

Revenue Sharing

Revenue Sharing Payments to HP. When an HPD Customer uses the Internet access capability of the Program to visit Licensor’s website, (i) if the Customer purchases or rents Licensor products from Licensor’s Website, Licensor shall pay HPD [*]% of the [*] received by Licensor from such sale or rental; and (ii) if the Customer purchases or rents third-party products offered at Licensor’s website, or makes a purchase or rental from a third-party’s

EXHIBIT B-1

PRICING

Supplier: Intervideo Effective Date of Amendment #1: October , 2000	Amendment #: 1 Page 2 of 2

website accessed through Licensor’s website, Licensor shall pay HPD [*]% of [*] received by Licensor [*]. Payments to HPD shall be tabulated [*] and Licensor shall send payments to HPD within 45 calendar days of the end of each calendar quarter. All payments shall be made in U.S. Dollars and sent to HPD at the following address:

Hewlett-Packard Company

P.O. Box 17000

Cupertino, CA 95014

Accounting Service Center MS 41LS

ATTN:  Cash Receipt Desk

Revenue Sharing Reporting to HP.    Licensor shall provide reports of revenue sharing transactions associated with HPD Customers to HPD [*], concurrently with the revenue sharing payment for [*]. This report, in a mutually acceptable form, shall include, without limitation, the following information: the identity of third parties with whom Licensor has Revenue Sharing Arrangements applicable to HPD Customers, items purchased, amount of purchases, and total amount for [*]. This report shall be forwarded to the following:

Lucas Leonardi	James Chan
Hewlett Packard	Hewlett Packard
10500 Ridgeview Court, MS: 49CL-RD	10500 Ridgeview Court, MS: 49DLJ-SM
Cupertino, CA 95014	Cupertino, CA 95014

Audit.    Upon fifteen (15) days prior written notice to Licensor, HP may, at its own expense, appoint a nationally recognized independent auditor, to whom Licensor has no reasonable objection, to audit and examine such records at Licensor’s offices during normal business hours, solely for the purpose of confirming the accuracy of [*] hereunder. Such audit may be made no more often than once during every twelve calendar month period.